OHR Pharmaceutical, Inc. - 8-K

Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law 875 Third Avenue New York, New York 10022 212.704.6000 telephone troutmansanders.com

April 5, 2017

Ohr Pharmaceutical, Inc.

800 Third Avenue, 11th Floor

New York, NY

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) a Registration Statement on Form S-3 (File No. 333-201368), filed by Ohr Pharmaceutical, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Commission on January 21, 2015 (the “Registration Statement”); (ii) the Company’s Prospectus, dated January 21, 2016, forming part of the Registration Statement (the “Base Prospectus”); and (iii) the Company’s Prospectus Supplement, dated April 5, 2017 related to the sale and issuance by the Company of (a) an aggregate of 20,250,032 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and (b) warrants (the “Warrants”) to purchase an additional 14,175,059 shares of Common Stock (the “Warrant Shares”), pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). The sale of Shares will be made in accordance with the Securities Purchase Agreement, dated as of April 5, 2017 (the “Securities Purchase Agreement”), by and among the Company and each purchaser indentified on the signature pages thereto.

This opinion letter is rendered by us pursuant to Item 601(b)(5)(i) of Regulation S-K.

As counsel to the Company, we have examined (i) the Company’s Certificate of Incorporation, as amended to date; (ii) the Company’s Bylaws; (iii) the Registration Statement and the Prospectus; (iv) resolutions adopted by the Board of Directors of the Company dated April 4, 2017; (v) resolutions adopted by the Pricing Committee of the Board of Directors of the Company dated April 5, 2017; (vi) the Securities Purchase Agreement; (vii) the Warrants; and (viii) the Placement Agent Agreement, dated as of April 5, 2017, by and among the Company, Chardan Capital Markets, LLC and H.C. Wainwright & Co., LLC. We have made such other investigations as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof. With regard to our opinion regarding the Warrants and the Warrant Shares, (a) we have assumed that the exercise price of the Warrants at the time of exercise is equal to or greater than the par value of the Common Stock, and (b) we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Shares, of the Company and/or anti-dilution adjustments to outstanding securities, including the Warrants, of the Company cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

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April 5, 2017

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

(i)          Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law;

(ii)         Our opinion is subject to the qualification that (a) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations, and (b) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought;

(iii)        We express no opinion with respect to any provision of the Warrants that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Warrants; (b) specifies that provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (c) contains a waiver of an inconvenient forum; (d) provides for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; or (i) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and

(iv)        Our opinion set forth below is limited to the federal law of the United States of America, the laws of the State of New York and the Delaware General Corporation Law.

April 5, 2017

On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that:

1.           The issuance and sale of the Shares has been duly authorized and, when issued and sold in the manner described in the Registration Statement and the Prospectus and in accordance with the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.           Provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold in the manner described in the Registration Statement and the Prospectus and in accordance with the Securities Purchase Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.           The Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Registration Statement and the Prospectus. This opinion may not be relied upon by you for any other purposes, or furnished to, quoted, referred to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent in each instance.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K relating to the offer and sale of the Shares, to the incorporation by reference of this opinion letter into the Registration Statement and Prospectus, and to the reference to this law firm’s name under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement.

Very truly yours,

/s/ Troutman Sanders LLP

TROUTMAN SANDERS LLP